Exhibit 99.1
The 2006 Omnibus Stock and Performance
Incentive Plan of GeoEye, Inc.
2007 Annual Performance Award Policy
     The purpose of this 2007 Performance Award Policy (the “Policy”) is to set forth the performance criteria with respect to the payment of annual cash performance awards (“Performance Awards”) to executives of GeoEye, Inc. (the “Company”) for the Company’s 2007 fiscal year pursuant to the 2006 Omnibus Stock and Performance Incentive Plan of GeoEye, Inc. (the “Plan”).
Target Performance Awards
     Each executive set forth on Exhibit A (the “Participants”) who remains employed by the Company through December 31, 2007, will be eligible for a Performance Award pursuant to the Plan for the 2007 fiscal year in an amount based on (i) the target percentage of such participant’s base salary set forth below and (ii) the funding of the Performance Award Pool (as defined below) based on the percentage of the revenue and EBITDA targets achieved for the 2007 fiscal year.
Revenue and EBITDA Targets
For the 2007 fiscal year, the revenue target is $           and the EBITDA target is $          .
Performance Award Pool
     Annual Performance Awards will be paid to Participants out of a funded pool (the “Performance Award Pool”) equal to the sum of the target Performance Awards for all Participants, which is $1,288,987 for the 2007 fiscal year. The Performance Award Pool will be adjusted up or down based on actual Company financial performance.
     The range of Performance Award Pool funding is based on achievement of between 75% and 125% of the revenue and EBITDA targets. Failure to achieve at least 75% of each of the revenue and EBITDA targets will result in no funding of the Performance Award Pool.
     25% of the Performance Award Pool will fund upon achievement of 75% of the revenue and EBITDA targets. An additional 1% of the Performance Award Pool will be funded for every 1% of revenue and EBITDA target achievement between 75% and 100%, and an additional 2% for every 1% of revenue and EBITDA target achievement between 100% and 125%. Funding will be capped at 200% of individual Performance Award targets upon achieving 125% of both the revenue and EBITDA targets. The following chart sets forth the funding of the Performance Award Pool:

	Revenues		EBITDA		Total Bonus Pool Funded
%	% of Bonus	Bonus Pool	% of Bonus	Bonus Pool
Achievement
of Goal	Pool Funded	Funded $	Pool Funded	Funded $	%	$
<75%	0%	$0	0%	$0	0%	$0
75%	25%	$322,247	25%	$322,247	50%	$644,494
80%	30%	$386,696	30%	$386,696	60%	$773,392
85%	35%	$451,146	35%	$451,146	70%	$902,291
90%	40%	$515,595	40%	$515,595	80%	$1,031,190
95%	45%	$580,044	45%	$580,044	90%	$1,160,089
100%	50%	$644,494	50%	$644,494	100%	$1,288,987
105%	60%	$773,392	60%	$773,392	120%	$1,546,785
110%	70%	$902,291	70%	$902,291	140%	$1,804,582
115%	80%	$1,031,190	80%	$1,031,190	160%	$2,062,380
120%	90%	$1,160,089	90%	$1,160,089	180%	$2,320,177
125%	100%	$1,288,987	100%	$1,288,987	200%	$2,577,975
Example
     Assume a participant’s base salary is $200,000 and his target Performance Award is 30% of his base salary, or $60,000. If 75% of each of the revenue and EBITDA targets is achieved, the executive’s actual Performance Award will be 50% of his target Performance Award, or $30,000. If 100% of each of the revenue and EBITDA targets is achieved, the executive’s actual Performance Award will be 100% of his target Performance Award, or $60,000. If 125% of each of the revenue and EBITDA targets is achieved, the executive’s actual Performance Award will be 200% of his target Performance Award, or $120,000.
Determination of Performance Awards
     The Committee (as defined in the Plan), in its sole discretion, shall determine the extent to which the revenue and EBITDA targets have been achieved, and the amount of the Performance Awards for each Participant for the 2007 fiscal year in accordance with the terms of the Plan. Subject to the terms of the Plan, the Committee has all discretion and authority necessary or appropriate to administer the Plan and the Performance Awards, including, but not limited to, the power to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in the administration of the Plan and the Performance Awards, and all such determinations shall be final and binding upon all Participants and persons having an interest in the Plan.

Exhibit A
Participants/2007 Target Performance Awards

	2007		% of	Target Incentive
Name	Base		Salary	$
O’Connell		$420,000	75%		$315,000
Schuster		$275,843	50%		$137,922
Dubois		$265,000	50%		$132,500
Warren		$222,272	50%		$111,136
Brender		$207,256	30%		$62,177
	$			$
	$			$
	$			$
	$			$
	$			$
	$			$
	$			$
	$			$
	$			$
	$			$

Total		$3,209,754			$1,288,987